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                                                                    EXHIBIT 11


                  CE SOFTWARE HOLDINGS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
             (given effect, pro forma, to the Reverse Stock Split)

                                       Three months ended           Six months ended
                                           March 31,                    March 31,
                                       1998          1997             1998          1997
Basic Earnings
   per Share Information:

Weighted average number of
   shares outstanding during
   the quarter                       1,095,900     1,125,406         1,095,900     1,124,933

Annualized additional shares
   due to stock options                      -             -                 -             -
                                    __________    __________        __________    __________
                                     1,095,900     1,125,406         1,095,900     1,124,933
                                    __________    __________        __________    __________
                                    __________    __________        __________    __________

Net loss                             $(265,100)    $(562,186)        $(657,632)    $(930,141)

Basic loss per share                 $    (.24)    $    (.50)        $    (.60)    $    (.83)



Diluted Earnings
   per Share Information:

Weighted average number of
   shares outstanding during
   the quarter                       1,095,900     1,125,406         1,095,900     1,124,933

Annualized additional shares
   due to stock options                      -             -                 -             -
                                    __________    __________        __________    __________
                                     1,095,900     1,125,406         1,095,900     1,124,933
                                    __________    __________        __________    __________
                                    __________    __________        __________    __________

Net loss                             $(265,100)    $(562,186)        $(657,632)    $(930,141)

Diluted loss per share               $    (.24)    $    (.50)        $    (.60)    $    (.83)

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